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                                                                    EXHIBIT 23.1



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statements (Forms S-3 Nos. 333-82934, 333-89840, 333-101633 and 333-105288) of IntraBiotics
Pharmaceuticals, Inc. and in the related Prospectus, and in the Registration Statements (Forms S-8 Nos. 333-40524, 333-65616 and 333-101632) pertaining to the Amended and Restated 1995 Stock Option Plan, the 2000 Equity Incentive Plan, the 2000 Employee Stock Purchase Plan, the 2002 Non-Officer Equity Incentive Plan and option agreements with Kathleen D. LaPorte and Ernest Mario Ph.D. and in the related Prospectuses, of IntraBiotics Pharmaceuticals, Inc. of our report dated January 31, 2003, with respect to the financial statements of IntraBiotics Pharmaceuticals, Inc. included in this Annual Report (Form 10-K/A) for the year ended December 31, 2002.

                                                          /s/ Ernst & Young, LLP

Palo Alto, California
June 20, 2003